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                                                                     EXHIBIT 4.4



                         PENTASTAR COMMUNICATIONS, INC.


                         COMMON STOCK PURCHASE AGREEMENT

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                                TABLE OF CONTENTS

                                                                            PAGE

1.       Agreement to Sell and Purchase.......................................1

2.       Closing, Delivery and Payment........................................1
         2.1      Closing.  ..................................................1
         2.2      Deliveries at the Closing...................................2

3.       Representations and Warranties of the Company........................2
         3.1      Organization and Standing...................................3
         3.2      Capital Stock...............................................3
         3.3      Authorization; Enforceability...............................4
         3.4      No Violation; Consents......................................5
         3.5      Commission Filings; Financial Statements....................5
         3.6      Private Offering............................................6
         3.7      Provided Information........................................6
         3.8      Litigation..................................................6
         3.9      Permits and Licenses........................................6
         3.10     Intellectual Property, etc..................................6
         3.11     Obligations to Related Parties..............................7
         3.12     Compliance with Other Instruments...........................7
         3.13     Full Disclosure. ...........................................7
         3.14     Broker's Fees...............................................7
         3.15     No Material Adverse Change..................................7

4.       Representations and Warranties of each Purchaser.....................8
         4.1      Authorization; Enforceability...............................8
         4.2      No Violation; Consents.  ...................................8
         4.3      Investment Representations..................................8
         4.4      Broker's Fees...............................................9

5.       Conditions to Closing...............................................10
         5.1      Conditions to each Purchaser's Obligations at the
                    Closing..................................................10
         5.2      Conditions to the Company's Obligations at the Closing.....11

6.       Miscellaneous.......................................................11
         6.1      Definitions................................................11
         6.2      Governing Law..............................................14
         6.3      Survival; Indemnification..................................14
         6.4      Successors and Assigns.....................................15
         6.5      Entire Agreement...........................................15


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
         6.6      Severability...............................................15
         6.7      Amendment and Waiver.......................................15
         6.8      Delays or Omissions........................................15
         6.9      Notices....................................................16
         6.10     Arbitration................................................16
         6.11     Construction...............................................16
         6.12     Titles and Subtitles.......................................17
         6.13     Counterparts...............................................17
         6.14     Confidentiality............................................17
         6.15     Pronouns...................................................17
         6.16     Knowledge..................................................17
         6.17     No Third Party Beneficiaries. .............................17
         6.18     Stock Certificates.........................................17


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                         PENTASTAR COMMUNICATIONS, INC.
                         COMMON STOCK PURCHASE AGREEMENT

         This Common Stock Purchase Agreement (this "Agreement") is entered into as of September 1, 2000, by and between PentaStar Communications, Inc., a Delaware corporation (the "Company"), and the persons identified as Purchasers on the signature page hereto (who shall be referred to individually as a "Purchaser" and collectively as the "Purchasers").

                                    RECITALS

         WHEREAS, each Purchaser desires to purchase Shares from the Company on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell Shares to each Purchaser on the terms and conditions set forth herein.

         Now, therefore, in consideration of the foregoing recitals and the mutual representations, warranties and covenants hereinafter set forth, the parties agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE. Subject to the terms and conditions hereof, at the Closing the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the number of shares (the "Shares") of Common Stock set forth below such Purchaser's name on the signature page hereto, with the aggregate number of Shares purchased by all Purchasers being determined by dividing (a) $3,299,423.54 (the "Purchase Price") by (b) a per Share Purchase Price which is equal to (i) 90% of (ii) the average of the closing prices of the Common Stock for the 20 trading days ending two trading days prior to the Closing Date, as quoted by Nasdaq.

         2. CLOSING, DELIVERY AND PAYMENT.

            2.1 CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place on the date hereof, via delivery by facsimile and overnight courier, at the offices of Sherman & Howard L.L.C., 633 17th Street, Suite 3000, Denver, Colorado 80202 (the "Closing Date"). At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser, and each Purchaser shall purchase from the Company, the Shares set forth below such Purchaser's name on the signature page hereto, free and clear of any Liens whatsoever (other than those arising under the Securities Act and applicable state securities laws due to the fact that they are being sold without registration thereunder) and with no restrictions on the voting rights thereof, if any, and other incidents of record and beneficial ownership pertaining thereto, against receipt by the Company from each Purchaser of the Purchaser's wire transfer of immediately available funds to an account designated by the Company in writing in an amount equal to the Purchase Price for such Purchaser's Shares.


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            2.2 DELIVERIES AT THE CLOSING.

                (a) At the Closing, the Company shall deliver to each Purchaser:

                    (i) a letter to the Company's stock transfer agent, and acknowledged by the stock transfer agent, instructing such stock transfer agent to immediately deliver to such Purchaser one or more stock certificates registered in the name of such Purchaser, representing the number of the Shares being purchased by such Purchaser pursuant to this Agreement;

                    (ii) counterparts of the Registration Rights Agreement, in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), duly executed by the Company and of the Side Letter, duly executed by the Company, Schneider Securities, Inc. and Keith A. Koch;

                    (iii) a certificate of the secretary of the Company, dated as of the date hereof, certifying (A) that true and complete copies of the Company's Fundamental Documents, as in effect on the date hereof, are attached to such certificate as Exhibit A to such certificate; (B) as to the incumbency and genuineness of the signatures of each officer of the Company executing any of the Equity Documents; (C) the genuineness of the resolutions of the board of directors of the Company authorizing the execution, delivery and performance of the Equity Documents to which the Company is a party and the consummation of the transactions contemplated thereby; and (D) that all consents, authorizations or orders of, or filings or registrations with, any Governmental Authority or other Person as may be necessary or required with respect to the execution and delivery by the Company of the Equity Documents, and the consummation by the Company of the transactions contemplated thereby, have been obtained or made, except for any consents, authorizations, orders, filings or registrations the absence of which would not have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Equity Documents; and

            (b) At the Closing, each Purchaser shall deliver to the Company:

                    (i) the Purchase Price for the Shares being purchased by such Purchaser pursuant to this Agreement; and

                    (ii) counterparts of the Registration Rights Agreement and the Side Letter, duly executed by such Purchaser.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of the Purchasers as follows on the Closing
Date:


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            3.1 ORGANIZATION AND STANDING.

                (a) Each of the Company and its Subsidiaries, each of which is listed on Schedule 3.1(b) hereof (the "PentaStar Subsidiaries"), is duly organized, validly existing and in good standing under the laws of its state of organization and has all corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Each of the Company and the PentaStar Subsidiaries is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except for any such failures to so qualify or be in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                (b) All of the outstanding shares of Capital Stock of each PentaStar Subsidiary have been validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company. The Company does not own any Capital Stock in any corporation, partnership, limited liability company, joint venture, or other entity except as provided on Schedule 3.1(b) hereof.

                (c) The Company has delivered to each of the Purchasers true and complete copies of the Company's Fundamental Documents, as in effect on the date hereof.

            3.2 CAPITAL STOCK.

                (a) As of the date of this Agreement, the authorized Capital Stock of the Company consists solely of (i) 20,000,000 shares of Common Stock, of which 5,251,453 shares are issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, $.0001 par value, of which 86 shares designated as Series A Preferred Stock shares are issued and outstanding. Each such issued and outstanding share of Capital Stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and the issuance thereof was not made in violation of any preemptive rights or Applicable Law.

                (b) Except as set forth on Schedule 3.2(b) or as disclosed in the Commission Filings, as of the date of this Agreement, there are (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) issued or granted by the Company or any PentaStar Subsidiary to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company or any PentaStar Subsidiary, (ii) no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or any PentaStar Subsidiary, (iii) no rights, Contracts, commitments or arrangements (contingent or otherwise) obligating the Company or any PentaStar Subsidiary to either (A) redeem, purchase or otherwise acquire, or offer to purchase, redeem, or otherwise acquire, any outstanding shares of, or any outstanding warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, Capital Stock of the Company, or (B) pay any


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dividend or make any distribution in respect of any shares of, or any outstanding securities that are convertible or exchangeable for any shares of, Capital Stock of the Company, (iv) no agreements or arrangements under which the Company or any PentaStar Subsidiary is obligated to register the sale of any of its securities under the Securities Act and (v) no restrictions upon, or Contracts or understandings of the Company or any PentaStar Subsidiary, or, to the knowledge of the Company, Contracts or understandings of any other Person, with respect to, the voting or transfer of any shares of Capital Stock of the Company or any Subsidiary. Except as set forth on Schedule 3.2(b) or as disclosed in the Commission Filings, no Person has any right of first refusal, right of first offer, right of co-sale or other similar right regarding the Company's securities. Except as set forth on Schedule 3.2(b), as disclosed in the Commission Filings or as set forth in the Company's certificate of incorporation or bylaws, there are no provisions of the certificate of incorporation or the bylaws of the Company, no Contracts to which the Company is a party and no Contracts by which the Company or any PentaStar Subsidiary are bound, that would (A) require the vote of the holders of more than a majority of the shares of the Company's issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under General Corporation Law of the State of Delaware (the "DGCL"), or (B) entitle any Person to nominate or elect any director of the Company or require any of the Company's stockholders to vote for any such nominee or other person as a director of the Company.

                (c) The sale and issuance of the Shares pursuant to this Agreement has been duly authorized, and the Shares, when issued and delivered in accordance with this Agreement, will be validly issued and fully paid and nonassessable with no personal Liability attaching to the ownership thereof, free and clear of any Liens whatsoever (other than those arising under the Securities Act and applicable state securities laws due to the fact that they are being sold without registration thereunder) and with no restrictions on the voting rights thereof, if any, and other incidents of record and beneficial ownership pertaining thereto. The issuance of the Shares thereof will not have been made in violation of any preemptive rights or Applicable Law. Upon issuance, the Shares shall be approved for listing on the NASDAQ SmallCap Market.

            3.3 AUTHORIZATION; ENFORCEABILITY. The Company has the power and authority to execute, deliver and perform its obligations under each of the Equity Documents, and has taken all action necessary to authorize the execution, delivery and performance by it of each of such Equity Documents. No other corporate or stockholder proceeding on the part of the Company or any PentaStar Subsidiary is necessary for such authorization, execution, delivery and performance. The Company has duly executed and delivered this Agreement and, at the Closing, the Company will have duly executed and delivered each of the other Equity Documents to which it is a party to be executed and delivered at or prior to Closing. This Agreement constitutes, and each of the other Equity Documents to which it is a party, when executed and delivered by the Company, will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, or other laws of general


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application affecting enforcement of creditors' rights or (b) general principles of equity that restrict the availability of equitable remedies.

            3.4 NO VIOLATION; CONSENTS.

                (a) The execution, delivery and performance by the Company of each of the Equity Documents do not and will not contravene any Applicable Law. The execution, delivery and performance by the Company of each of the Equity Documents (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Company is a party or by which the Company is bound or to which any of its assets is subject, or (B) result in the creation or imposition of any Lien upon any of the assets of the Company, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) will not conflict with or violate any provision of the certificate of incorporation or bylaws of the Company as in effect on the date hereof.

                (b) Except for the filings by the Company, if any, required by applicable federal and state securities laws, which shall be made (or are not required to be made) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Company or the PentaStar Subsidiaries for the execution, delivery and performance of the Equity Documents, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Equity Documents.

            3.5 COMMISSION FILINGS; FINANCIAL STATEMENTS.

                (a) The Company has filed all reports, registration statements and other filings, together with an amendments or supplements required to be made with respect thereto, that it has been required to file with the Commission under the Securities Act and the Exchange Act. As of the respective dates of their filing with the Commission, the Commission Filings complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                (b) Each of the historical consolidated financial statements of the Company (including any related notes or schedules) included in the Commission Filings was prepared in accordance with GAAP (except as may be disclosed therein), and complied in all material respects with the rules and regulations of the Commission. Such financial statements fairly present in all material respects the consolidated financial position of the Company and its


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consolidated PentaStar Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments). Except as reflected in the Commission Filings filed prior to the date hereof, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that individually or in the aggregate would be expected to have a Material Adverse Effect.

            3.6 PRIVATE OFFERING. Based, in part, on the Purchasers' representations in Section 4.3, the offer and sale of the Shares is exempt from registration under the Securities Act and applicable state securities laws.

            3.7 PROVIDED INFORMATION. To the knowledge of the Company, all written information concerning the Company, including, without limitation, the Commission Filings, the Equity Documents and the Fundamental Documents (the "Information"), that has been prepared by the Company and provided by the Company to the Purchasers in connection with offer and sale of the Shares, when taken as a whole, was, at the time made available, correct in all material respects and did not, at the time made available, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made.

            3.8 LITIGATION. Except as disclosed in Commission Filings filed prior to the date hereof, there are not any (a) outstanding judgments against or affecting the Company or any of the PentaStar Subsidiaries, (b) proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the PentaStar Subsidiaries or (c) investigations by any Governmental Authority that are, to the knowledge of the Company, pending or threatened against or affecting the Company or any of the PentaStar Subsidiaries that (i) in any manner challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) if resolved adversely to the Company or any PentaStar Subsidiary, would have, individually or in the aggregate, a Material Adverse Effect.

            3.9 PERMITS AND LICENSES. The Company and the PentaStar Subsidiaries have obtained all governmental permits, licenses, franchises and authorizations required for the Company and the PentaStar Subsidiaries to conduct their respective businesses as currently conducted, except for those of which the failure to obtain would not have a Material Adverse Effect.

            3.10 INTELLECTUAL PROPERTY, ETC. The Company and the PentaStar Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Company Intellectual Property. The Company and the PentaStar Subsidiaries (i) have not defaulted in any material respect under any license to use any Company Intellectual Property, (ii) are not the subject of any proceeding or litigation for infringement of any third party intellectual property, (iii) have no knowledge of circumstances that would be reasonably expected to give rise to any such


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proceeding or litigation and (iv) have no knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, "Company Intellectual Property" means patents and patent rights, trademarks and trademark rights, tradenames and tradename rights, service marks and service mark rights, copyrights and copyright rights, trade secret and trade secret rights, and other intellectual property rights, and all pending applications for and registrations of any of the foregoing that are used in the conduct of the business of the Company and the PentaStar Subsidiaries as presently conducted.

            3.11 OBLIGATIONS TO RELATED PARTIES. Except as disclosed in the Commission Filings, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as disclosed in the Commission Filings, none of the officers, directors or stockholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in or management, employment or consulting position or arrangement with any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company. Except as disclosed in the Commission Filings, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company).

            3.12 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term or provision of its certificate of incorporation or bylaws, as in effect on the date hereof, or of any material Contract, to which it is party or by which it is bound or of any judgment, decree, order or writ.

            3.13 FULL DISCLOSURE. The Company has provided the Purchasers with all information requested by the Purchasers in connection with its decision to purchase the Shares.

            3.14 BROKER'S FEES. Except for the Company's obligation to pay Schneider Securities, Inc. $150,000, no agent, broker, investment banker, firm or other Person acting on behalf of or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

            3.15 NO MATERIAL ADVERSE CHANGE. Except as set forth on Schedule
3.14 or as disclosed in Commission Filings, since June 30, 2000, (A) there has been no material adverse change in or affecting the business, assets, condition (financial or otherwise), operating results,


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Liabilities of the Company and the PentaStar Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any PentaStar Subsidiary which are material with respect to the Company and the PentaStar Subsidiaries taken as a whole, other than those in the ordinary course of business, and (C) there has not been any material change in the total assets, except assets acquired in the ordinary course of business, or long term Liabilities of the Company.

         4. REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows on the Closing Date:

            4.1 AUTHORIZATION; ENFORCEABILITY. Such Purchaser has all the power and authority to execute, deliver and perform its obligations under each of the Equity Documents, and has taken all action necessary to authorize the execution, delivery and performance by it of each of such Equity Documents. No other corporate or stockholder proceeding on the part of the any of such Purchaser is necessary for such authorization, execution, delivery and performance. Such Purchaser has duly executed and delivered this Agreement and, at the Closing, the Company will have duly executed and delivered each of the other Equity Documents to which it is a party to be executed and delivered at or prior to Closing. This Agreement constitutes, and each of the other Equity Documents to which it is a party, when executed and delivered by such Purchaser, will constitute, a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, or other laws of general application affecting enforcement of creditors' rights or (b) general principles of equity that restrict the availability of equitable remedies.

            4.2 NO VIOLATION; CONSENTS. No consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by such Purchaser for the execution, delivery and performance of the Equity Documents.

            4.3 INVESTMENT REPRESENTATIONS. Such Purchaser understands that the Shares have not been registered under the Securities Act or under applicable state securities laws. Such Purchaser also understands that the Shares are being offered and sold pursuant to exemptions from registration contained in the Securities Act and applicable state securities laws based in part upon such Purchaser's representations contained in the Agreement.

                (a) Purchaser Bears Economic Risk. Such Purchaser has such knowledge and experience in business and financial matters, and in evaluating and investing in private placement transactions of securities in companies similar to the Company, so as to enable it to evaluate the merits and risks of its investment in the Company and to protect its own interests with respect to such investment and the transactions contemplated by the Equity Documents. Such Purchaser can bear (i) the economic risk of an investment in the Shares indefinitely and (ii) a total loss in respect of such investment. Such Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the


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

Securities Act and applicable state securities laws, or exemptions from such registration are available. Such Purchaser understands that there is no assurance that any exemption from registration under the Securities Act and applicable state securities laws will be available with respect to any sale of Shares by such Purchaser and that, even if available, such exemptions may not allow such Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times such Purchaser might propose.

                (b) Acquisition for Own Account. Such Purchaser is acquiring the Shares for the Purchaser's own account, for investment, and not with a view towards their distribution.

                (c) Accredited Investor. Such Purchaser represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                (d) Company Information. Such Purchaser (i) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares, (ii) has had an opportunity to discuss the Company's business, management and financial affairs with management of the Company and (iii) has had the opportunity to review the Company's operations and facilities. Such Purchaser has also had the opportunity to ask questions of and receive answers from management of the Company regarding the terms and conditions of the investment in the Shares. The Company has had the opportunity to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it by the Company.

                (e) Rule 144. Such Purchaser acknowledges and agrees that the Shares, must be held indefinitely unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                (f) Residences. The office of such Purchaser in which the investment decision was made is located at the address of such Purchaser set forth on the signature page hereto.

            4.4 BROKER'S FEES. No agent, broker, investment banker, firm or other Person acting on behalf of or under the authority of such Purchaser is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein.


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

         5. CONDITIONS TO CLOSING.

            5.1 CONDITIONS TO EACH PURCHASER'S OBLIGATIONS AT THE CLOSING. Each Purchaser's obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                (b) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Registration Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

                (c) Compliance Certificate. The Company shall have delivered to Purchasers a certificate, executed by the Chief Executive Officer of the Company, dated the Closing Date, to the effect that the conditions specified in Sections 5.1(a) and (b) have been satisfied; provided, however, that if the signing of this Agreement by the Company and the Closing occur on the same date, no such certificate shall be required, as the signing and delivery of this Agreement by the Company shall constitute the Company's certification as to the satisfaction of such conditions; provided further, that the Company shall still be required to deliver the certificate required by Section 2.2(a)(iii).

                (d) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the Company and the Side Letter shall have been executed and delivered by the Company, Schneider Securities, Inc. and Keith A. Koch.

                (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to each Purchaser and its counsel, and each Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

            5.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

                (a) Representations and Warranties True; Performance of Obligations. The representations and warranties in Section 4 made by each of the Purchasers shall be true and correct in all material respects at the date of the Closing with the same force and effect as if they had been made on and as of the Closing Date, and each of the Purchasers shall have performed all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

                (b) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Registration Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

                (c) Compliance Certificate. Each of the Purchasers shall have delivered to Company a certificate, executed by an authorized officer of each of the Purchasers (or by the Purchaser if the Purchaser is a natural person), dated the Closing Date, to the effect that the conditions specified in Sections 5.2(a) and (b) have been satisfied; provided, however, that if the signing of this Agreement by such Purchaser and Closing occur on the same date, no such certificate shall be required, as the signing and delivery of this Agreement by a Purchaser shall constitute such Purchaser's certification as to the satisfaction of such conditions.

                (d) Registration Rights Agreement. The Registration Rights Agreement and the Side Letter shall have been executed and delivered by each of the Purchasers and the Side Letter shall have also been executed and delivered by Schneider Securities, Inc. and Keith A. Koch.

         60 MISCELLANEOUS.

            6.1 DEFINITIONS.

                (a) As used in this Agreement, the following terms shall have the following meanings:

                "Applicable Law" means (a) any United States federal, state or local or foreign law, statute, rule, regulations, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any applicable national stock exchange or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

                "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

                "Commission" means the United States Securities and Exchange Commission.

                "Commission Filings" means all reports, registration statements and other filings filed by the Company with the Commission (and all notes and schedules thereto and documents incorporated by reference therein).

                "Common Stock" means the Common Stock, $.0001 par value, of the Company.

                "Contract" means any contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, or other agreement (whether written or oral) or instrument.

                "Equity Documents" means this Agreement, the Registration Rights Agreement and the Side Letter.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                "filed," when used with respect to a Commission Filing, means filed with the Commission and publicly available.

                "Fundamental Documents" means, with respect to a corporation, the charter and bylaws or, with respect to any other Person (other than an individual) any document, which establishes its legal existence or which governs its legal affairs.

                "GAAP" means United States generally accepted accounting principles.

                "Governmental Authority" means (i) any United States federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

                "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

                "Lien" means any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind.

                "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries, taken as a whole.

                "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

                "Registration Rights Agreement' means the Registration Rights Agreement, to be dated as of the Closing Date, to be entered into by and between the Company and each of the Purchasers, in the form attached hereto as Exhibit A.

                "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                "Side Letter" means the letter agreement dated of even date herewith among the Company, each of the Purchasers, Schneider Securities, Inc. and Keith A. Koch concerning registration rights matters.

                "Subsidiary" means, with respect to any Person (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership or (iii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of the directors or other governing body of such Person.

                (b) As used in this Agreement the following terms shall have the meanings given thereto in the Sections set forth opposite such terms:

                  Term                                      Section
                  ----                                      -------
                  Agreement                                   Preamble
                  Closing                                     2.1
                  Closing Date                                2.1
                  Company                                     Preamble
                  Company Intellectual Property               3.10

                  Term                                     Section
                  ----                                     -------
                  Indemnified Party                           8.3
                  Information                                 3.7
                  Losses                                      8.3
                  Purchase Price                              1
                  Purchaser                                   Preamble
                  Shares                                      1

            6.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado except that the Delaware General Corporation Law will govern as to matters of corporate law affecting the Company.

            6.3 SURVIVAL; INDEMNIFICATION.

                (a) The representations and warranties contained in this Agreement shall survive for a period of two years following the Closing, except that the representations and warranties set forth in Section 3.2(c) shall survive without termination. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company or a Purchaser pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company or such Purchaser hereunder solely as of the date of such certificate or instrument.

                (b) The Company and each of the Purchasers, severally and not jointly in proportion to its respective purchase of the Shares, agree to indemnify and hold harmless the other (each an "Indemnified Party") from and against (and to reimburse each Indemnified Party as the same are incurred) any and all losses, claims, damages, liabilities, costs and expenses (but excluding in each case consequential damages) (collectively, "Losses") to which any Indemnified Party may become subject or which any Indemnified Party may incur based upon, arising out of, or in connection with a breach of any representation, warranty or covenant of this Agreement by such Purchaser or the Company, as the case may be, and to reimburse each Indemnified Party upon demand for any reasonable legal or other reasonable out of pocket expenses incurred in connection with investigating or defending any of the foregoing, provided the maximum amount indemnifiable by the Company to a particular Purchaser, or by a particular Purchaser to the Company, shall not exceed an amount equal to such Purchaser's Purchase Price paid for the Shares. Except with respect to third party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the Indemnifying Party shall satisfy its indemnification obligation within 30 days of receipt of notice of claim from the Indemnified Party.

                (c) The Indemnified Party shall give notice in writing as promptly as reasonably practicable to each such Indemnifying Party of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnified Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying

Party shall assume the defense of such action brought by a third party, and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party shall have failed to promptly assume and thereafter vigorously conduct such defense, (ii) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (iii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. No Indemnifying Party, in the defense of a third party claim shall, except with the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed by such Indemnifying Party), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all Liability in respect of such claim. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or Liability by reason of such settlement or judgment.

            6.4 SUCCESSORS AND ASSIGNS. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any party.

            6.5 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Registration Rights Agreement and the Side Letter constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or in the Registration Rights Agreement.

            6.6 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

            6.7 AMENDMENT AND WAIVER. This Agreement may be amended or modified only by a writing signed by the Company and the Purchaser as to whom such amendment or modification is asserted. The rights of a party under the Agreement may be waived only in a writing signed by the waiving party.

            6.8 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

            6.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex, facsimile or electronic mail if sent during normal business hours of the recipient or, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereto and to a Purchaser at the address for such Purchaser set forth on the signature page hereto, or at such other address as the Company or a Purchaser may designate by ten days advance written notice to the other party hereto.

            6.10 ARBITRATION. Any disputes arising under or in connection with this Agreement, including without limitation, those involving claims for specific performance or other equitable relief, shall be submitted to binding arbitration in Denver Colorado before the Judicial Arbiter Group, but under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. If the Judicial Arbiter Group is unavailable to conduct the arbitration, then it shall be before another arbitral body selected by the Company and the applicable Purchaser(s), or, if they cannot agree on another arbitral body, the American Arbitration Association. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitrator shall have full authority to order specific performance and other equitable relief and award damages and other relief available under this Agreement or Applicable Law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or Applicable Law. All arbitration proceedings, including settlements and awards, shall be confidential. The decision of the arbitrators shall be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE SHALL BE SPECIFICALLY ENFORCEABLE. The prevailing party or parties in any such arbitration or in any action to enforce this Agreement shall be entitled to recover, in addition to any other relief awarded by the arbitrator, all reasonable costs and expenses, including fees and expenses of the arbitrators and attorneys, incurred in connection therewith. If each party prevails on specific issues in the arbitration or action, the arbitrator or court may allocate the costs incurred by all parties on a basis it deems appropriate. If any party files a judicial or administrative action asserting claims subject to arbitration, as prescribed under this Section 6.10, and the other party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

            6.11 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation.

            6.12 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            6.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            6.14 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of the Equity Documents, discussions or negotiations relating to the Equity Documents, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder. The provisions of this Section 6.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

            6.15 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

            6.16 KNOWLEDGE. The term "knowledge," or "known," when used in this Agreement, means the actual knowledge of the Company's executive officers.

            6.17 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto.

            6.18 STOCK CERTIFICATES. The Company shall, as promptly as is reasonably practicable after the Closing but in no event later than 30 days after the Closing Date, cause the stock certificates described in Section 2.2(a)(i) to be delivered to each Purchaser, as applicable. In the event a Purchaser does not receive a stock certificate representing its purchased Shares within 30 days after the Closing Date, such Purchaser shall have the unconditional right to sell its Shares to the Company at a price per share equal to the price per share paid by such Purchaser under this Agreement plus the 10% discount described in Section 1. The Company shall immediately purchase such Shares at such price per share within 40 days of the Closing Date. In addition, all of such Purchaser's reasonable fees and expenses incurred in connection with the transactions contemplated hereby (including reasonable legal fees and disbursements) shall be reimbursed to such Purchaser. The remedies provided in this Section 6.18 shall be in addition to all other remedies available to the Purchaser under this Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                                      PURCHASERS:

PENTASTAR COMMUNICATIONS, INC.                                WORTHINGTON GROWTH L.P.

By:      /s/ Robert S. Lazzeri                                By:  /s/ Clifford Henry
       ----------------------------------                          -----------------------------
         Robert S. Lazzeri                                    Name:            Clifford Henry
         Chief Executive Officer                              Title:           GD
         Address:     1660 Wynkoop Street                     Address:         200 Park Ave., Suite 3900
                      Suite 1010                                               NY, NY 10016
                      Denver, CO 80202                        Facsimile No.:   212-808-7405
         Facsimile No.: (303) 825-4402                        No. of Shares:   34,400
Dated:   9/1    , 2000                                        Dated:           9/1      , 2000

                                                              SAWGRASS FUND, L.L.C.

                                                              By:       /s/ Bryan McKigney
                                                                       --------------------------
                                                              Name:            Bryan McKigney
                                                              Title:           Managing Director,
                                                                               CIBC World Market Corp.
                                                              Address:         One World Financial Ctr.
                                                                               NY, NY 10281
                                                              Facsimile No.:   212-667-5689
                                                              No. of Shares:   104,200
                                                              Dated:           9/1      , 2000

                                                              CIBC OPPENHEIMER SAWGRASS
                                                              INTERNATIONAL, LTD.

                                                              By:       /s/ Bryan McKigney
                                                                       --------------------------
                                                              Name:            Bryan McKigney
                                                              Title:           Managing Director,
                                                                               CIBC World Market Corp.
                                                              Address:         One World Financial Ctr.
                                                                               NY, NY 10281
                                                              Facsimile No.:   212-667-5689
                                                              No. of Shares:   3,500
                                                              Dated:           9/1      , 2000

                                                              PAUL KOZEL

                                                              /s/ Paul Kozel
                                                              -----------------------------------
                                                              Address:         2601 Berwyn Road
                                                                               Muncie, Indiana 47304
                                                              Facsimile No.:   765-286-4243
                                                              No. of Shares:   14,213
                                                              Dated:           9/1   , 2000

                                LIST OF EXHIBITS

Exhibit A                                         Registration Rights Agreement


                                LIST OF SCHEDULES


Schedule 3.1(b)                                   Equity Interests

Schedule 3.2(b)                                   Capital Stock Matters

Schedule 3.14                                     Material Adverse Changes
                                                  since June 30, 2000

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                         PENTASTAR COMMUNICATIONS, INC.


                          REGISTRATION RIGHTS AGREEMENT

                                Table of Contents

                                                                                                               PAGE
1.       General..................................................................................................1
         1.1      Definitions.....................................................................................1

2.       Registration; Restrictions on Transfer...................................................................3
         2.1      Restrictions on Transfer........................................................................3
         2.2      Demand Registration.............................................................................4
         2.3      Piggyback Registrations.........................................................................7
         2.4      Form S-3 Registration...........................................................................8
         2.5      Expenses of Registration. .....................................................................10
         2.6      Obligations of the Company.....................................................................10
         2.7      Termination of Registration Rights.............................................................12
         2.8      Delay of Registration; Furnishing Information..................................................12
         2.9      Indemnification................................................................................13
         2.10     Assignment of Registration Rights..............................................................15
         2.11     Amendment of Registration Rights...............................................................16
         2.12     "Market Stand-Off" Agreement; Agreement to Furnish Information.  ..............................16
         2.13     Rule 144 Reporting.............................................................................16
         2.14     Underwriting...................................................................................17
         2.15     Confidentiality of Records.....................................................................17

3.       Miscellaneous...........................................................................................17
         3.1      Governing Law.  ...............................................................................17
         3.2      Successors and Assigns.........................................................................17
         3.3      Entire Agreement...............................................................................18
         3.4      Severability...................................................................................18
         3.5      Amendment and Waiver...........................................................................18
         3.6      Delays or Omissions............................................................................18
         3.7      Notices........................................................................................18
         3.8      Attorneys' Fees................................................................................19
         3.9      Titles and Subtitles...........................................................................19
         3.10     Additional Investors...........................................................................19
         3.11     Counterparts. .................................................................................19
         3.12     No Third Party Beneficiaries. .................................................................19
         3.13     Construction...................................................................................19

                         PENTASTAR COMMUNICATIONS, INC.
                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (this "Agreement") is entered into as of the 1st day of September, 2000, by and among PentaStar Communications, Inc., a Delaware corporation (the "Company"), and the persons set forth on Exhibit A (who shall be referred to collectively as the "Investors" and individually as an "Investor").

                                    RECITALS

                  WHEREAS, the Company proposes to sell and issue Shares of Common Stock to the Investors pursuant to the Common Stock Purchase Agreement of even date herewith among the Company and the Investors (the "Purchase Agreement"); and

                  WHEREAS, as a condition of closing under the Purchase Agreement, the Investors have requested that the Company extend to them registration rights as set forth below.

                  NOW, therefore, in consideration of the foregoing recitals and the mutual representations, warranties, and covenants hereinafter set forth, the parties agree as follows:

1. GENERAL

                  1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

                      "Common Stock" means the Common Stock, $.0001 par value, of the Company.

                      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                      "Form S-3" means such form under the Securities Act (including Rule 415 thereof) as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                      "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

                      "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                      "Registrable Securities" means (a) the Shares and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares. Notwithstanding the foregoing, Registrable Securities shall not include (i) any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned or (ii) any securities held by and issuable to a person (and its affiliates, partners, and members) that may be sold under Rule 144 during any 90 day period.

                      "Registrable Securities then outstanding" means the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) then issued and outstanding or (b) then issuable pursuant to then exercisable or convertible securities.

                      "Registration Expenses" means all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed $5,000 of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) with respect to each such registration effected under this Agreement to which the Holders are entitled to such fees and expenses.

                      "Representative's Securities" has the meaning given it in
Section 8a of the Representative's Warrants.

                      "Representative's Warrants" means the Representative's Warrants for the Purchase of Common Stock, Nos. UW-002 and UW-003, issued by the Company and attached hereto as Exhibit B, as amended by the letter agreement also attached hereto as Exhibit A, and any warrants issued in replacement thereof.

                      "RWHolders" means a Holder (as defined in the Representative's Warrants) of a Representative's Warrant.

                      "SEC" or "Commission" means the Securities and Exchange Commission.

                      "Securities Act" means the Securities Act of 1933, as amended.

                      "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale.

                      "Shares" means the Common Stock issued to the Investors pursuant to the Purchase Agreement.

                      "Special Registration Statement" means a registration statement on Form S-8 or Form S-4 or any successor or similar registration form under the Securities Act adopted by the SEC.

2. REGISTRATION; RESTRICTIONS ON TRANSFER

         2.1 RESTRICTIONS ON TRANSFER.

                  (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

                      (1) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (2) (A) The transferee shall have agreed in writing to be bound by the terms of this Agreement and such writing shall have been delivered to the Company, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. The Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAWS AND CAN NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED UNTIL EITHER (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH OPINION IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH SECURITIES

                  MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN REGISTRATION RIGHTS AGREEMENT DATED SEPTEMBER 1, 2000, (THE "AGREEMENT") BY AND AMONG THE COMPANY AND THE OTHER PARTIES THERETO. SUCH SECURITIES CAN NOT BE SOLD, ASSIGNED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE AGREEMENT, AND THE COMPANY SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED TRANSFER, SALE, ASSIGNMENT OR HYPOTHECATION WHICH VIOLATES THE AGREEMENT.

                  (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                  (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2 DEMAND REGISTRATION.

                  (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a proportionate lesser percent of the Registrable Securities if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $1,000,000), then the Company shall, within 20 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered. Any request for registration pursuant to this Section 2.2(a) shall be made in writing (a "Registration Notice") and shall set forth the number of Registrable Securities requested to be so registered and the applicable Holder's or Holders' preferred method of distribution of such Registrable Securities. Upon receipt by the Company of a Registration Notice, the Company shall promptly notify (a "Company Notice") each other Holder, if any, in writing of such request for registration and, if any such Holder responds within 15 days after the effective date of such Company Notice, the Company shall, subject to this Section 2.2, include all Registrable Securities requested by any such Holder to be registered. Failure of any Holder to respond to the Company Notice within the 15-day period specified above shall be deemed an election by such Holder not to have any of his, her or its Registrable Securities included in such registration statement.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or
Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company, subject to the limitations set forth in Section 2.15. Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities electing to participate in the registration under this Section 2.2, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such electing Holders (including the Initiating Holders). If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                      (1) with respect to any Registration Notice delivered to the Company prior to 120 days following the date of this Agreement;

                      (2) after the Company has effected a total of two registrations pursuant to Section 2.2 or Section 2.4, or any combination thereof, and each such registration has been declared or ordered effective;

                      (3) if within 30 days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make a public offering within 90 days; provided that the Company may give only one such notice under this Section 2.2(c)(iii) in any 12-month period;

                      (4) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, (A) it would be significantly disadvantageous to the Company and its stockholders for such registration statement to be effected at such time, then the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any 12-month period or
(B) that the Company (1) has reached the "probable" state on an acquisition with respect to which the Company reasonably believes it is required by the Securities Act to include in a registration statement information and financial statements concerning such acquisition or (2) has completed such an acquisition but has not yet filed the financial statements required by Item 7 of Form 8-K under the Exchange Act, then the Company shall have the right to defer such filing until 30 days after the financial statements required by Item 7 of Form 8-K are filed with the SEC with respect to either such acquisition. In the event of a postponement pursuant to clause (A) above, the Company shall file such registration statement as soon as practicable after it shall determine, in its reasonable business judgment, that such registration and offering will not be significantly disadvantageous to the Company and its stockholders but in any event within 90 days after the initial date of such postponement. If the Company shall postpone the filing of any registration statement, Holders holding in the aggregate 50% or more of the number of Registrable Securities requested to be included in such registration statement shall have the right to withdraw their requests for such registration by giving notice to the Company within 15 days of the notice of postponement. Such withdrawal request shall be deemed to apply to all Holders who had requested to have Registrable Securities included in such registration statement. In the event that any Holders withdraw their request in the foregoing manner, such request shall not be counted for purposes of determining the number of registrations to which the Holders are entitled pursuant to this Section 2.2;

                      (5) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

                      (6) for a period of 30 days after the effectiveness of any other registration statement filed by the Company.

         2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least 15 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder as set forth in this Section
2.3. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 10 days after the date of the above-described notice from the Company, so notify the Company in writing. Failure of a Holder to provide such notice will constitute the election of such Holder not to participate in the registration. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities and the RWHolders. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company, subject to the limitations set forth in Section 2.15. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders electing to participate in the registration and to the RWHolders electing pursuant to a Representative's Warrant to participate in the registration, on a pro rata basis based on the aggregate of the total number of Registrable Securities held by such participating Holders and the total number of the Representative's Securities held by such participating RWHolders, with each such Registrable Security and each such Representative's Security treated on a pari passu basis; and third, in the discretion of the Company, to any stockholder of the Company (other than a Holder or an RWHolder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. If any

Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                  (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

         2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 statement, and any related qualification or compliance under blue sky laws, with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities and to all RWHolders; and

                  (b) as soon as practicable, effect such registration and such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of (i) the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company and (ii) the Representative's Securities of any RWHolder specified in a written request given in a written request within 15 days after receipt of such written notice from the Company. Any request for a registration pursuant to Section 2.4 shall be made in writing (a "Form S-3 Registration Notice") by the Holders and shall set forth the number of Registrable Securities requested to be so registered and the applicable Holder's or Holders' preferred method of distribution of such Registrable Securities. Upon receipt by the Company of a Form S-3 Registration Notice, the Company shall promptly notify (a "Form S-3 Company Notice") each other Holder, if any, in writing of such request for registration and, if any such Holder responds within 15 days after the effective date of such Form S-3 Company Notice, the Company shall, subject to this Section 2.4, include all Registrable Securities requested by any such Holder to be registered in the registration. Failure of any Holder to respond to the Form S-3 Company Notice within the 15-day period specified above shall be deemed an election by such Holder not to have any of his, her or its Registrable Securities included in such registration statement; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                      (1) with respect to any Form S-3 Registration Notice delivered to the Company prior to 120 days following the date of this Agreement;

                      (2) if Form S-3 is not available for such offering by the Holders;

                      (3) if the Holders, including the RWHolders, if applicable, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

                      (4) if within 30 days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company's intention to make a public offering within 90 days of such notice, other than pursuant to a Special Registration Statement; provided that the Company may give only one such notice under this
Section 2.4(b)(iv) in any 12-month period;

                      (5) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.4, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, (A) it would be significantly disadvantageous to the Company and its stockholders for such registration statement to be effected at such time, then the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any 12-month period or
(B) that, after filing the Form S-3 registration statement but prior to the effective date of such a registration statement, the Company (1) has reached the "probable" state on an acquisition with respect to which the Company reasonably believes it is required by the Securities Act to include in a registration statement information and financial statements concerning such acquisition or
(2) has completed such an acquisition but has not yet filed the financial statements required by Item 7 of Form 8-K under the Exchange Act, then the Company shall have the right to delay such effectiveness until 30 days after the financial statements required by Item 7 of Form 8-K are filed with the SEC with respect to either such acquisition. In the event of a postponement pursuant to clause (A) above, the Company shall file such registration statement as soon as practicable after it shall determine, in its reasonable business judgment, that such registration and offering will not be significantly disadvantageous to the Company and its stockholders but in any event within 90 days after the initial date of such postponement;

                      (6) if the Company has already effected a total of two registrations for the Holders pursuant to Section 2.2 or Section 2.4, or any combination thereof, and each such registration has been declared or ordered effective; or

                      (7) for a period of 30 days after the effectiveness of any other registration statement filed by the Company, other than a Special Registration Statement.

                  (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

         2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, Section 2.3 or Section 2.4 shall be borne by the Company. All Selling Expenses of Holders incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to
Section 2.2 to a demand registration.

         2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, subject to the other provisions of this Agreement:

                  (a) Prepare and file, within 60 days of notice, as promptly as practicable with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement, (i) if the filing is on Form S-1, continuously effective for 90 days following the date such registration statement has been declared effective or for such shorter period which will terminate when all of the Registrable Securities covered by such registration statement have been sold pursuant to such registration statement or (ii) if the filing is on Form S-3 registration statement, continuously effective for three years following the date such registration statement has been declared effective or for such shorter period which will terminate when all of the Registrable Securities covered by such registration statement have been sold pursuant to such registration statement (such 90-day period, three-year period and lesser period are each referred to as a "Required Effective Period"); provided, however, that if the Company is required to keep any such registration statement in effect with respect to securities registered thereunder other than the Registrable Securities beyond such Required Effective Period, the Company shall keep such registration statement in effect as it relates to the Registrable Securities for so long as such registration remains or is required to remain in effect in respect of such other securities; and, provided further, that the Company shall not be obligated to keep any such registration statement (other than a Form S-3 registration statement) effective for all of a Required Effective Period if, during such period, the Company reaches the "probable" state on an acquisition with respect to which the Company reasonably believes it is required by the Securities Act to include information and financial statements concerning such acquisition, in which case the Company will so notify the Holders of Registrable Securities registered thereunder and, upon such notice, such Holders shall suspend all selling activities until the Form S-1 registration statement is amended by the Company to include the necessary information concerning the acquisition. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement on Form S-1 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

                  (c) Furnish to the Holders such number of copies of a prospectus (and all supplements thereto), including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them. The Company shall promptly notify all Holders participating in a registration of the effectiveness of any registration statement or post-effective amendments thereto.

                  (d) Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders and take such actions to maintain such registrations and qualifications; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event (including an event contemplated by the second proviso of Section 2.6(a)) as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus (and to make all required filing with the SEC and all applicable state securities or blue sky commissions) in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) On the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, to the effect that (A) the registration statement has become effective under the Securities Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor to such counsel's actual knowledge has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order and (B) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Securities Act (such counsel shall also provide a blue sky memorandum setting forth the jurisdictions in which the Registrable Securities have been registered or qualified for sale in connection with such registration) and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

         2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect three years after the date of this Agreement. In addition, a Holder's registration rights shall expire if (a) the Company is subject to the provisions of the Exchange Act, (b) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock and (c) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, and members) may be sold under Rule 144 during any 90 day period.

         2.8 DELAY OF REGISTRATION; FURNISHING INFORMATION.

                  (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, Section 2.3 or Section
2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2(a) or Section 2.4(b)(iii), whichever is applicable.

         2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.2, Section 2.3 or Section 2.4:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, directors, officers, employees and agents of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) such Holder or underwriter, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, member, director, officer, employee, agent, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable to any Holder for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or a partner, member, director, officer, employee, agent, underwriter or controlling person of such Holder.

                  (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, its directors, officers, employees and agents and each person, if any, who controls (within the meaning of the Securities Act) the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, members, directors, officers, employees and agents or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, employee, agent, controlling person, underwriter or other such Holder, or partner, member, director, officer, employee, agent or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder to be specifically used in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, controlling person, underwriter or other Holder, or partner, member, director, officer, employee, agent or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9(b) paid by any Holder exceed the proceeds from the registration, qualification or compliance received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action) giving rise to indemnification under this Section 2.9, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

Notwithstanding any assumption of such defense and without limiting any indemnification obligation provided for in this Section 2.9, the indemnified party shall be entitled to be represented by counsel (at its own expense if the indemnifying party is permitted to assume and continue control of the defense and has elected to do so, and otherwise at the expense of the indemnifying party) and such counsel shall be entitled to participate in such defense. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 2.9.

                  (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                  (e) The obligations of the Company and Holders under this
Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to (i) any partner or retired partner of any Holder which is a partnership, (ii) any member or former member of any Holder which is a limited liability company, (iii) any family member or trust for the benefit of any individual Holder, (iv) any transferee of at least 10,000 shares of Registrable Securities (as adjusted for stock splits and combinations) or securities that are convertible into Registrable Securities, or (v) to the Holder's affiliates and their respective directors, officers, members and partners; provided, however, (i) the transferor shall, within 30 days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree in writing to be subject to all restrictions set forth in this Agreement.

         2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.12 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION.

                  (a) Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 90 days following the effective date of a registration statement of the Company filed under the Securities Act in connection with an underwritten public offering; provided however, the Holders only agree to enter into such standard underwriter lock-up agreements that are on identical terms of the underwriter lock-up agreements entered into by the directors, officers and principal shareholders of the Company. If such terms are inconsistent, the Holders will be subject to the least restrictive terms.

                  (b) Each Holder agrees to execute and deliver such agreements as may be reasonably requested by the Company or any underwriter which are consistent with Section 2.13(a) or which are necessary to give further effect thereto.

                  (c) Notwithstanding the foregoing, the terms of this Section
2.12 shall terminate at any time that the Holders in the aggregate beneficially own less than two percent of the issued and outstanding Common Stock of the Company on a fully diluted basis.

         2.13 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         2.14 UNDERWRITING. In the event that a registration of Registrable Securities under Section 2.2 is an underwritten offering, then each Holder participating in the offering shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities using the same underwriter or underwriters and on the same terms and conditions as other securities included in such underwritten offering. In all underwritten offerings of Registrable Securities, the Company shall (together with all Holders proposing to distribute their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter or underwriters containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, but not limited to, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Securities.

         2.15 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it (so long as such information is not in the public domain).

30       MISCELLANEOUS.

         3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado.

         3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         3.3 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         3.4 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         3.5 AMENDMENT AND WAIVER.

                  (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Holders of at least a majority of the Registrable Securities.

                  (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

         3.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         3.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, facsimile or electronic mail if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

         3.8 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         3.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         3.10 ADDITIONAL INVESTORS. If the Company shall issue equity securities, any purchaser of such equity securities may become a party to this Agreement, if agreed to by written consent of the holders of at least a majority of the Registrable Securities, by executing and delivering an additional counterpart signature page to this Agreement, and shall be deemed an "Investor" hereunder.

         3.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile signatures shall be treated as original signatures for all applicable purposes.

         3.12 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their permitted successors and assigns, and only in accordance with the express terms of this Agreement.

         3.13 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder and any applicable common law, unless the context requires otherwise. The word "including" shall mean including without limitation and is used in an illustrative sense rather than a limiting sense. Terms used with initial capital letters will have the meanings specified, applicable to singular and plural forms, for all purposes of this Agreement. Reference to any gender will be deemed to include all genders and the neutral form.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         In Witness Whereof, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                PURCHASERS:

PENTASTAR COMMUNICATIONS, INC.          WORTHINGTON GROWTH L.P.

By: /s/ Robert S. Lazzeri               By:  /s/ Clifford W. Henry
   ---------------------------------       ------------------------------------
    Robert S. Lazzeri                   Name:          Clifford W. Henry
    Chief Executive Officer                            -------------------------
    Address:  1660 Wynkoop Street       Title:         GD
              Suite 1010                               -------------------------
              Denver, CO 80202          Address:       200 Park Ave., Suite 3900
    Facsimile No.: (303) 825-4402                      -------------------------
                                                       NY, NY 10016
                                                       -------------------------
                                        Facsimile No.: 212-808-7405
                                                       -------------------------


                                        SAWGRASS FUND, L.L.C.

                                        By:  /s/ Bryan McKigney
                                           -------------------------------------
                                        Name:          Bryan McKigney
                                                       -------------------------
                                        Title:         Managing Director,
                                                       -------------------------
                                                       CIBC World Market Corp.
                                                       -------------------------
                                        Address:       One World Financial Ctr.
                                                       -------------------------

                                        NY, NY 10281
                                        Facsimile No.:
                                        212-667-5689



                                        CIBC OPPENHEIMER SAWGRASS
                                        INTERNATIONAL, LTD.

                                        By:  /s/ Bryan McKigney
                                           -------------------------------------
                                        Name:          Bryan McKigney
                                                       -------------------------
                                        Title:         Managing Director,
                                                       -------------------------
                                                       CIBC World Market Corp.
                                                       -------------------------
                                        Address:       One World Financial Ctr.
                                                       -------------------------
                                                       NY, NY 10281
                                                       -------------------------
                                        Facsimile No.: 212-667-5689



                                        PAUL KOZEL

                                        /s/ Paul Kozel
                                        ---------------------------------------
                                        Address:       2601 Berwyn Road
                                                       Muncie, Indiana 47304
                                        Facsimile No.: 765-286-4243


                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS


Worthington Growth L.P.                        Paul Kozel
34,400 Shares                                  14,213 Shares


Sawgrass Fund, L.L.C.
104,200 Shares


CIBC Oppenheimer Sawgrass
International, Ltd.
3,500 Shares

                                    EXHIBIT B

                            REPRESENTATIVE'S WARRANTS

                                     OMITTED

                                 SCHEDULE 3.1(b)

                                                                           CAPITAL STOCK OWNERSHIP
PENTASTAR SUBSIDIARY                    STATE OF FORMATION                      BY THE COMPANY
--------------------                    ------------------                -----------------------
PentaStar Corporation                          CO                                   100%
PentaStar Holding Corp.                        DE                                   100%
PentaStar Telemarketing, Inc.                  DE                                   100%
PentaStar Internet, Inc.                       DE                                   100%
PentaStar Acquisition Corp. I/                 DE                                   100%
         fka OC Mergerco 1, Inc.
PentaStar Acquisition Corp. II/                DE                                   100%
         fka OC Mergerco 2, Inc.
PentaStar Acquisition Corp. III/               DE                                   100%
         fka OC Mergerco 3, Inc.
PentaStar Acquisition Corp. IV/                DE                                   100%
         fka OC Mergerco 4, Inc.
PentaStar Acquisition Corp. V                  DE                                   100%
PentaStar Acquisition Corp. VI/                DE                                   100%
         fka OC Mergerco 6, Inc.                                                    100%

                                 SCHEDULE 3.2(b)


1. Representative's Warrant No. UW-002 for 81,250 Representative's Warrants (as defined therein) issued to Schneider Securities, Inc. in connection with the Company's initial public offering.

2. Representative's Warrant No. UW-003 for 43,750 Representative's Warrants (as defined therein) issued to Keith A. Koch in connection with the Company's initial public offering.

3. Obligation to issue shares of Common Stock pursuant to Section 2.1(n) of the Agreement and Plan of Merger dated March 31, 2000 among the Company, PentaStar Acquisition Corp. VI, Resource Communications, Inc. and the Shareholders of Resource Communications, Inc. (the "Resources Acquisition Agreement"). Certain of the other acquisition agreements pursuant to which the Company has acquired businesses have earn-out arrangements which allow the earn-out to be paid in Common Stock, cash or a combination thereof, at the Company's discretion, but the Resources Acquisition Agreement is the only one which requires the issuance of Common Stock if the earn-out is attained.

4.       Summary of Outstanding Options for Common Stock

                          Exercise                 Outstanding
                           Price                    Options
                          --------                 -----------
                          $10.0000                  377,750
                           13.6250                   25,000
                           15.0000                   60,350
                           15.1250                   10,000
                           15.6875                    5,000
                           16.8000                   10,000
                           16.9375                    3,500
                           17.0625                   97,350
                           17.7500                   75,100
                           18.7500                   30,000
                           18.8750                    3,000
                           19.6250                  121,200
                           19.7500                   10,000
                           19.8750                    4,000
                           20.0000                    6,500
                           20.3750                      500
                           23.0000                   11,500
                           23.1250                    4,000
                           23.2500                    6,800
                           23.3125                    8,100
                           23.3750                    1,000
                                                    -------
                                       Total        870,650
                                                    =======

                                  SCHEDULE 3.14


The Company may have incurred additional losses since June 30, 2000, consistent with those of the quarter ended June 30, 2000.

The Company's third quarter revenues may be negatively impacted by the Verizon employee strike, which has been settled.